UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

JPMorgan Trust II

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Special Meeting of Shareholders – Adjourned to July 23, 2014

JPMorgan Equity Income Fund

JPMorgan Large Cap Growth Fund

JPMorgan Mid Cap Growth Fund

Urgent Request

PLEASE SUBMIT YOUR VOTE TODAY!

Dear Shareholder:

Recently we distributed proxy material regarding the Special Meeting of Shareholders for the J.P. Morgan Funds listed above. This meeting, which was originally scheduled for June 10, 2014, has been adjourned to July 23, 2014 at 11:00 a.m. Eastern Time at 270 Park Avenue, New York, New York 10017. Our records indicate that we have not received voting instructions for your account(s). For the reasons set forth in the proxy materials, the Board of Trustees recommends that you vote “FOR” the proposals. Your vote is important no matter how many shares you own. Please take a moment right now to submit your vote. If you have any questions regarding the proposal, or need duplicate proxy materials, please contact Computershare Fund Services at 1-866-456-7052. Representatives are available Monday through Friday between the hours of 9:00 a.m. and 11:00 p.m. and Saturday from 12:00 p.m. to 6:00 p.m. Eastern Time. A copy of the proxy statement is also available on Computershare’s website at www.proxy-direct.com/jpm-25469.

For your convenience, please utilize any of the following methods to submit your vote:

1. By Internet.

Log on to the website noted on your proxy card(s) or voting instruction form, enter the control number printed on the voting card(s), and follow the simple online instructions.

2. By Touch-Tone Phone.

Call the toll-free number found on your voting card(s) or voting instruction form, and follow the simple instructions.

3. By Speaking to a Proxy Specialist.

Call 1-866-456-7052 to speak to a live proxy specialist. We can answer your questions and record your vote.

4. By Mail.

Simply return your signed and dated voting card(s) or voting instruction form in the envelope provided. However, we recommend that you vote using one of the options above so your vote can be received in time for the meeting.

5. Attend the Special Meeting of Shareholders on July 23, 2014.

YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE YOUR SHARES TODAY!